EXHIBIT 23.1
                                                                  ------------






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports, dated March 14, 2006, relating to the consolidated financial statements of Interline Brands, Inc., a Delaware corporation, and its subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Interline Brands, Inc. for the year ended December 30, 2005.




Jacksonville, Florida
May 17, 2006